Exhibit 15.1

July 17, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated April 26, 2019 on our review of interim financial information of United Technologies Corporation (the “Company”), which is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 is incorporated by reference in this Registration Statement on Form S-4.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Hartford, Connecticut
July 17, 2019